Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 1997 (except for the matter discussed in Note 12, as to which the date is March 17, 1997) included in Sheridan Healthcare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Miami, Florida
   August 8, 1997


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